SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2007
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Lilly Corporate Center		46285
Indianapolis, Indiana		(Zip Code)
(Address of Principal
Executive Offices)
Registrant’s telephone number, including area code: (317) 276-2000
No Change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On July 24, 2007, we issued a press release announcing our results of operations for the quarter and six month period ended June 30, 2007, including, among other things, an income statement for that period. In addition, on the same day we are holding a teleconference for analysts and media to discuss those results. The teleconference will be web cast on our web site. The press release and related financial statements are attached to this Form 8-K as Exhibit 99.1.
For the second quarter and first six months of 2007, the press release attached as Exhibit 99.1 includes an adjusted pro forma presentation of our results. We use non-GAAP financial measures, such as adjusted net income and adjusted earnings per share, that differ from financial statements reported in conformity to U.S. generally accepted accounting principles (“GAAP”). In the press release attached as Exhibit 99.1, we used non-GAAP financial measures in comparing the financial results for the first quarter and first six months of 2007 with the same periods of 2006. Those measures include operating income, income before taxes, income taxes, effective tax rate, net income, and earnings per share adjusted to exclude the effect of the following charges (described in more detail in the press release attached as Exhibit 99.1):
•	We exclude the in-process research and development charges associated with the acquisitions of Hypnion, Inc. and Ivy Animal Health in the second quarter of 2007.

•	We exclude the following charges in the first quarter of 2007:
•	Restructuring charges associated with previously announced manufacturing decisions.

•	In-process research and development charges associated with the acquisition of ICOS Corporation (which closed on January 29, 2007) and an in-licensing transaction with OSI Pharmaceuticals.
In addition, the pro forma adjusted presentation assumes that the acquisition of ICOS was completed on January 1, 2006, and includes adjustments to the second quarter and first six months of both 2006 and 2007 for the ICOS acquisition.
In the press release attached as Exhibit 99.1, we also provided financial expectations for the third quarter and full year 2007. In addition to providing earnings per share expectations on a GAAP basis, we provided earnings per share expectations on an adjusted pro forma basis. In order to provide a more meaningful earnings-per-share growth comparison between 2006 results and expected 2007 results, we adjusted 2006 earnings per share for a product liability charge and asset impairments and restructuring charges associated with manufacturing decisions recognized in the fourth quarter of 2006 (described in more detail in our Form 8-K dated January 29, 2007); we adjusted 2007 expected earnings per share for the first and second-quarter 2007 items described above; and we assumed that the ICOS acquisition was completed on January 1, 2006.
The items that we exclude when we provide adjusted results or adjusted expectations are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period. We believe that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate our ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.
Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, our prospective earnings guidance is subject to adjustment for certain future matters, similar to those identified above, as to which prospective quantification generally is not feasible.
Similarly, we have provided pro forma results in order to help investors make meaningful comparisons of 2007 to 2006 results and identify underlying operating trends that might otherwise be masked by the inclusion of ICOS results in 2007.
The information in this Item 2.02, the press release attached as Exhibit 99.1 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated July 24, 2007, together with related attachments

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)
By:	/s/ Derica W. Rice
	Name:	Derica W. Rice
	Title:	Senior Vice President and Chief Financial Officer

Dated: July 24, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated July 24, 2007, together with related attachments.

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